EXHIBIT 4.4
                    INSTRUCTIONS AS TO USE OF KINARK CORPORATION
                              SUBSCRIPTION CERTIFICATES

                                  ___________________

                 CONSULT THE INFORMATION AGENT, YOUR BANK OR
BROKER
                                 AS TO ANY QUESTIONS

     The following instructions relate to a rights offering (the
"Rights
Offering") by Kinark Corporation, a Delaware corporation (the "Company"), to the holders of shares of its common stock, par value $.10 per share (the
"Common Stock"), as described in the Company's Prospectus and Proxy Statement dated ________________, 1995, (the "Prospectus"). Holders of record of Common
Stock at the close of business on ________________, 1995, (the "Record Date"), are receiving three nontransferable subscription rights (collectively, the
"Rights") for each two shares of Common Stock held by them on the Record Date.
No fractional Rights will be issued and no cash in lieu thereof will be paid.
Each Right is exercisable, upon payment of $2.00 in cash (the
"Subscription
Price"), to purchase one share of Common Stock (the "Basic
Subscription
Privilege"). In addition, each Right also carries the right to subscribe (the
"Oversubscription Privilege") at the Subscription Price for shares of Common
Stock in an aggregate amount up to 50% of the shares that the holder is entitled to purchase under the Basic Subscription Privilege and only to the extent that all the shares are not subscribed for through the exercise of the
Basic Subscription Privilege by the Expiration Date (the "Excess Shares"). No fractional shares will be issued pursuant to the exercise of the Oversubscription Privilege. If the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the
Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege in proportion to the number of shares such holders have purchased pursuant to the Basic Subscription Privilege. See "The Rights
Offering" in the Prospectus and Proxy Statement.

     The Rights will expire at 5:00 p.m., New York City time, on ____________________, 1995, unless extended (the "Expiration
Date").

     The number of Rights to which you are entitled and the number of shares purchaseable thereunder are printed on the face of your Subscription
Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the Subscription Certificate and returning it to the
Subscription Agent in the envelope provided.

     YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE
SUBSCRIPTION AGENT,
OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR
SUBSCRIPTION
CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE
SUBSCRIPTION PRICE,
INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE
SUBSCRIPTION
AGENT, ON OR BEFORE 5:00 PM., NEW YORK CITY TIME, ON THE
EXPIRATION DATE.  YOU
MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.   SUBSCRIPTION PRIVILEGES.

     To exercise Rights, send your properly completed and executed Subscription
Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription
Privilege and the Oversubscription Privilege, to the Subscription
Agent.
Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of Common Stock being subscribed for by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Mellon Securities Transfer Services, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription
Agent for such purpose at Mellon Bank, N.A., ABA No.
____________, Account No.
_____________ (marked: "Kinark Corporation Subscription").  The
Subscription
Price will be deemed to have been received by the Subscription
Agent only upon
(i) the clearance of any uncertified check, (ii) the receipt by the
Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. IF PAYING BY
UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID
THEREBY MAY TAKE AT
LEAST FIVE BUSINESS DAYS TO CLEAR.  ACCORDINGLY, HOLDERS OF
RIGHTS WHO WISH TO
PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK
ARE URGED TO
MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO
ENSURE THAT SUCH
PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO
CONSIDER PAYMENT
BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE
TRANSFER OF
FUNDS. Alternatively, you may cause a written guarantee substantially in the form delivered with these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the
Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription
Certificate and the number of shares of Common Stock being purchased pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Certificate within three American Stock
Exchange trading days following the date of the Notice of Guaranteed Delivery.
If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three American Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of
Guaranteed Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, indicated below.

     BANKS, BROKERS AND OTHER NOMINEE HOLDERS OF RIGHTS WHO
EXERCISE RIGHTS ON
BEHALF OF BENEFICIAL OWNERS OF RIGHTS WILL BE REQUIRED TO CERTIFY
TO THE
SUBSCRIPTION AGENT AND THE COMPANY (BY DELIVERING TO THE
SUBSCRIPTION AGENT A
NOMINEE HOLDER CERTIFICATION SUBSTANTIALLY IN THE FORM AVAILABLE
FROM THE
SUBSCRIPTION AGENT) THE AGGREGATE NUMBER OF RIGHTS THAT HAVE BEEN
EXERCISED,
AND THE NUMBER OF SHARES THAT ARE BEING SUBSCRIBED FOR PURSUANT
TO THE
OVERSUBSCRIPTION PRIVILEGE, BY EACH BENEFICIAL OWNER OF RIGHTS ON
WHOSE BEHALF
SUCH NOMINEE HOLDER IS ACTING. If more shares of Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such shares will be allocated, as described above, among persons exercising the
Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

     The address and telecopier numbers of the Subscription Agent are as follows:

                         Mellon Securities Transfer Services
                                 85 Challenger Road
                       Ridgefield Park, New Jersey  07660-2188

                         Telecopier: ________________________

     The address and telephone number of Morrow & Co., Inc., the Information
Agent, is as follows:

                                 Morrow & Co., Inc.
                                  909 Third Avenue
                                     20th Floor
                           New York, New York 10022-4799

                                   CALL TOLL-FREE
                                   (800) ___-____

If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, up to the maximum number of shares purchasable by you pursuant to your Oversubscription
Privilege. Any portion of the Subscription Excess not applied toward the purchase of shares of Common Stock pursuant to the exercise of your
Oversubscription Privilege will be refunded to you.

2.   DELIVERY OF COMMON SHARES.

     The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in Part II of the Subscription Certificate.

     (a) Shares of Common Stock. As soon as practicable after the Expiration
Date, the Subscription Agent will mail to each Rights holder who validly exercises Rights the number of shares of Common Stock issuable to such Rights holder pursuant to the Basic Subscription Privilege and the Oversubscription
Privilege. See "The Rights Offering - Subscription Privileges" in the
Prospectus and Proxy Statement.

     (b) Cash Payments. As soon as practicable after the Expiration Date, the
Subscription Agent will mail to each Rights holder who exercises the
Oversubscription Privilege any excess funds received in payment of the Exercise
Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3.   EXECUTION.

     (a)  Execution by Registered Holder.  The signature on the
Subscription
Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     (b) Execution by Person Other than Registered Holder. If the
Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an
Eligible Institution if you specify special payment or delivery instructions pursuant to Part II of the Subscription Certificate.

4.   METHOD OF DELIVERY.

     The method of delivery of Subscription Certificates and payment of the
Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription
Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., New York City time, on the Expiration Date.

5.   SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS
THROUGH THE
     DEPOSITORY TRUST COMPANY.

     In the case of holders of Rights that are held of record through The
Depository Trust Company ("DTC"), exercises of the Basic
Subscription Privilege
(but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Common Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC
Exercised Right may exercise the Oversubscription Privilege in respect of such
DTC Exercised Right by properly executing and delivering to the Subscription
Agent at or prior to 5:00 p.m., New York City time on the Expiration Date, a
DTC Participant Oversubscription Exercise Form, in the form available from the
Subscription Agent, together with payment of the appropriate Subscription Price for the number of shares of Common Stock for which the Oversubscription
Privilege is to be exercised.

     If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such
Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.

6.   SUBSTITUTE FORM W-9.

     Each Rights holder who elects to exercise Rights should provide the
Subscription Agent with a correct Taxpayer Identification Number
("TIN") on
Substitute Form W-9, which is included as Exhibit A hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent or the Information Agent indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to dividends or other distributions that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights.

   EXHIBIT A
                         IMPORTANT TAX INFORMATION

     Under United States federal income tax law, dividend payments and other distributions that may be made by the Company on Common Shares issued upon the exercise of Rights may be subject to backup withholding, and each Rights holder who either exercises Rights should provide the Subscription Agent (as the
Company's agent) with such Rights holder's correct taxpayer identification number on Substitute Form W-9 below. If such Rights holder is an individual, the taxpayer identification number is his social security number If the
Subscription Agent, which is also the transfer agent for the Company, is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the
Internal Revenue Service.

     Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, such Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31 percent of any such payments made to the Rights holder. Backup withholding is not an additional tax.
Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding, a Rights holder is required to notify the
Subscription Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on
Substitute Form W-9 is correct (or that such Rights holder is awaiting a taxpayer identification number).

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

     Each Rights holder is required to give the Subscription Agent the social security number or employer identification number of the record owner of the
Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer
Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

               PAYER'S NAME: Mellon Securities Transfer Services

SUBSTITUTE          PART I - Taxpayer Identification No.    Part
II - For
Payees
FORM W-9
Exempt from

Backup Withholding
Department of the TreasuryEnter your taxpayer identification(see enclosed
Internal Revenue Servicenumber in the appropriate box.  For
Guidelines)
                    most individuals, this is your
social_______________
                    security number.  If you do not have aSocial
Security
                    number, see How to Obtain a "TIN" in
Number
                    the enclosed Guidelines.

Payer's Request for Note: If the account is in more
than_______________
Taxpayer            one name, see the chart on page 2 of
Employer
Identification Numberenclosed Guidelines to determine what
Identification
(TIN)               number to give.               Number

Certification - Under penalties of perjury, I certify that:
     (1)  The number shown on this form is my correct Taxpayer
Identification
Number (or I am waiting for a number to be
          issued to me), and
     (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service
          ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Guidelines - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.
However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE ____________________________________
DATE_______________, 1995

NOTE:     FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP
WITHHOLDING OF 31%
          OF ANY PAYMENTS MADE TO YOU.  PLEASE REVIEW ENCLOSED
GUIDELINES FOR
          CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
SUBSTITUTE FORM W-
          9 FOR ADDITIONAL DETAILS.

               GUIDELINES FOR CERTIFICATE OF TAXPAYER
IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the
Payer. Social Security numbers have nine digits separated by two hyphens: i.e.
000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                                          GIVE
THE NAME AND
               FOR THIS TYPE OF ACCOUNT:               SOCIAL
SECURITY NUMBER

1.  Individual                               The individual
2.  Two or more individuals (joint account)  The actual owner of the account or,
 if combined funds,
                                             the first individual
on the
 account (1)
3.  Custodian account of a minor (Uniform Gift to Minors Act)The minor (2)
4.  a.  The usual revocable savings trust (grantor is also
trustee)The grantor-
trustee (1)
    b.  The so-called trust account that is not a legal or
validThe actual owner
 (1)
     trust under State law
5.  Sole proprietorship                      The owner (4)

                                                          GIVE
THE NAME AND
      FOR THIS TYPE OF ACCOUNT:            EMPLOYER
IDENTIFICATION NUMBER OF

6.  A valid trust, estate or pension trust   Legal entity (do not
furnish the
 identification number
                                             of the personal
representative or
 trustee unless the
                                             legal entity itself
is not designat
ed in the account
                                             title) (3)
7.  Corporation                              The corporation
8.  Association, club, religious, charitable, education orThe organization
    other tax-exempt organization
9.  Partnership                              The partnership
10. A broker or registered nominee           The broker or
nominee
11. Account with the department of Agriculture in the name ofThe public entity a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments.

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate or pension trust.
(4)  Show the name of the owner.
     Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or
Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
     Payees specifically exempted from backup withholding on ALL payments include the following:
       *  A corporation.
       *  A financial institution.
       * An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section
          403(b)(7).
       * The United States or any agency or instrumentality thereof.
       * A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
       * A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
       * An international organization or any agency or instrumentality thereof.
       * A dealer in securities or commodities registered in the United States or a possession of the United States.
       *  A real estate investment trust.
       *  A common trust fund operated by a bank under section
584(a).
       * An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
       *  An entity registered at all times under the Investment
Company Act of
          1940.
       *  A foreign central bank of issue.
Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
       * Payments to nonresident aliens subject to withholding under section
          1441.
       * Payments to partnerships not engaged in a trade or business in the
          United States and which have at least one non-resident partner.
       * Payments of patronage dividends where the amount received is not paid in money.
       *  Payments made by certain foreign organizations.
       *  Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
       * Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the Payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
       * Payments of tax-exempt interest (including exempt-interest dividends under section 852).
       * Payments described in section 6049(b)(5) to nonresident aliens.
       *  Payments on tax-free covenant bonds under section 1451.
       *  Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR
TAXPAYER
IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM,
SIGN AND DATE
THE FORM AND RETURN IT TO THE PAYER.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections
6041, 6041(a), 6042, 6044, 6045, 6049, 6050A and 6060N.  Privacy
Act Notice.
Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes, and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
     (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
     (3)  Criminal Penalty for Falsifying Information.
Falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

               FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX
CONSULTANT
                         OR THE INTERNAL REVENUE SERVICE